UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

     SPATIALIGHT, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SPATIALIGHT, INC.

SUPPLEMENTAL NOTICE OF CORRECTION AND CLARIFICATION OF STATEMENTS MADE IN PROXY STATEMENT,
DATED MAY 24, 2006, WITH RESPECT TO PROPOSAL NO. 3.

This Supplemental Notice to the Shareholders of SpatiaLight, Inc. (the “Corporation”) is being sent to all Shareholders of record of the Corporation as of the close of business on Monday, May 15, 2006 (the “Record Date”), to correct certain statements and to clarify certain ambiguities which appear in the Proxy Statement with respect to the vote required of the Shareholders to approve Proposal No. 3 for the adoption of the Corporation’s 2006 Incentive Plan (the “Incentive Plan”).

The Proxy Statement indicated that, assuming a quorum is present, in person or by proxy, at the Annual Meeting of Shareholders, to be held June 28, 2006 (the “Meeting”), the affirmative vote of the majority of all the “votes entitled to be cast of Common Shares is required to approve the Incentive Plan”. In addition, that statement also stated that abstentions and broker non-votes will be treated as votes against the adoption of the Incentive Plan. Those statements set forth more stringent tests for Shareholders approval of the Incentive Plan than are required and are to be corrected as follows:

1. Under relevant New York law which incorporates the rules of NASDAQ, the minimum vote which will constitute Shareholders’ approval of the Incentive Plan shall be a majority of the total votes cast on Proposal No. 3 at the Meeting at which a quorum representing a majority of the Shareholders is present, in person or by proxy, as distinguished from a majority of “all votes entitled to be cast…”;

2. Under relevant New York law, “abstentions” do not constitute votes cast unless otherwise provided in the Corporation’s Certificate of Incorporation or By-Laws. There is no such provision under either the Certificate of Incorporation or By-Laws of the Corporation; and

3. Broker non-votes are not to be counted in determining whether the proposed Incentive Plan is to be adopted by the Shareholders.

In light of the foregoing, please note: The affirmative vote of a majority of the votes cast on Proposal No. 3 at the Meeting, at which a quorum representing a majority of all the Corporation’s outstanding Common Shares is present, either in person or by proxy, is required for approval of the proposed Incentive Plan. Abstentions and broker non-votes will not be counted in determining whether the proposed Incentive Plan has been approved by Shareholders.

By reason of this Supplemental Notice, we desire to give the Shareholders who may have already submitted their Proxies an opportunity to revoke their Proxies in the manner set forth in the Proxy Statement or to reconsider how to vote their Proxies if they have not already submitted their Proxies with respect to Proposal No. 3 or any other Proposal included in the Notice of the Meeting. Therefore, we are forwarding the Proxy Card used in connection with the initial solicitation of proxies for the Meeting along with this Notice.

In light of the constraints of time between this date and the date of the Meeting, we will keep the polls open solely with respect to Proposal No. 3 through the close of business on Wednesday, July 5, 2006, a period of seven days after the date of the Meeting, whereupon the polls will be closed and the Inspector of Elections will be given the opportunity to compute the final Shareholders’ vote with respect to Proposal No. 3.

If any Shareholders have any questions with respect to this matter, he, she or it is invited to call us at (415) 883-1693 (attention: Sandi Harrison) to answer any questions that any such Shareholders may have.

By order of the Board of Directors,

Sandi Harrison,
Assistant Corporate Secretary